                                                                  Exhibit 10.4

                             MODIFICATION AGREEMENT

         THIS MODIFICATION AGREEMENT (the "Agreement") is made and entered into by and among EICKHOFF, PIEPER, & WILLOUGHBY, INC., a Florida corporation, ("EPW"), WILLIAM A. EICKHOFF, ("WAE"), JOHN P. WILLOUGHBY ("JPW"), JOHN H. PIEPER ("JHP"), WARD J. CURTIS, JR. ("WJC"), CHARLES O. LOWE ("COL"), SUSAN S. MITTERMAYR ("SSM"), UNITED BANK AND TRUST COMPANY, (the "Subsidiary") and PINELLAS BANCSHARES CORPORATION, now known as UNITED FINANCIAL HOLDINGS, INC. ("PARENT CORPORATION").

                                    RECITALS

         A. On or about September 29, 1995, Fiduciary Services Corporation merged into UNITED BANK AND TRUST COMPANY, and in connection with such merger, the following documents (collectively the "Merger Documents") were executed:

            1. Agreement and Plan of Reorganization Forward Triangular Merger, dated July 18, 1995, as amended by that certain Amendment to Plan of Agreement and Plan of Reorganization Forward Triangular Merger (the "Amendment"), dated September, 1995, by and between WJC, COL, SSM, FSC, and Subsidiary (collectively the "Merger Agreement");

            2. Employment Agreement, dated September 28, 1995, by and between Subsidiary and WJC;

            3. Employment Agreement, dated September 29, 1995, by and between Subsidiary and COL;

            4. Employment Agreement, dated September 29, 1995, by and between Subsidiary and SSM;

            5. Parent corporation adopted a Trust Department Stock Option
Plan (the "FSC Stock Option Plan") on September 16, 1995, as part of its approval of the merger, which are attached to the Employment Agreements of WJC, COL and SSM;

            6. A First Right of Refusal Agreement, dated September 29,
1995, between WJC, COL, SSM, Subsidiary and Parent Corporation (collectively the "FSC Right of First Refusal Agreement").

         B. Parent Corporation acquired all of the stock of EPW effective January 31, 1996, and in accordance therewith executed the following documents (collectively the "Stock Sale Documents"):

            1. Sale of Stock Agreement dated October 24, 1995, by and among Parent, WAE, JHP, JPW, THE ROBERT L. MASSIE TRUST, and EPW;

            2. Addendum to Sale of Stock Agreement executed by the same parties executing the Stock Sale Agreement and joined in by EICKHOFF and PIEPER, a Florida General Partnership ("the Partnership") dated December 29, 1995;

            3. Employment Agreement dated December 28, 1995, by and between EPW and WAE;

            4. Employment Agreement dated December 28, 1995, by and between EPW and JPW;

            5. Employment Agreement dated December 28, 1995, by and between EPW and JHP;

            6. First Right of Refusal Agreement dated December 28, 1995, by and between WAE, JHP, JPW, Subsidiary, and Parent (the "EPW Right of First Refusal Agreement");

            7. Parent Corporation adopted the EPW Stock Option Plan, which are attached as exhibits to the Employment Agreements of WAE, JPW, and JHP.

         C. The parties (excluding the Robert L. Massie Trust) to the Merger Documents and the Stock Sale Documents (collectively the "Closing Documents") wish to modify, amend, and revise the Closing Documents and to modify, amend and revise the stock option/bonus plan.

         D. Unless otherwise defined herein, defined terms shall have the same meaning as set forth in the Closing Documents.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and promises hereinafter contained, do hereby agree as follows:

         PARAGRAPH 1: TERMINATION OF RIGHT OF FIRST REFUSAL AGREEMENTS

         The parties to the FSC Right of First Refusal Agreement and the EPW Right of First Refusal Agreement hereby revoke and terminate in its entirety the EPW Right of First Refusal Agreement and the FSC Right of First Refusal Agreement.

                         PARAGRAPH 2: TRANSFER PRICING

         The parties to the Merger Agreement, EPW Stock Option Plan, and the FSC Stock Option Plan hereby modify, amend and revise such plans and agreements as follows:

         2.01 Accounting and Finance Services. In determining the Trust Department Net Earnings, the Trust Department (as defined in such plans and agreement) shall be charged the following amounts for the accounting services and finance expenses incurred by the Subsidiary and Parent Corporation:


                  Year                United Trust Division                    EPW Division

                  1997                       7,200.00                           $ 10,800.00
                  1998                       9,600.00                             10,800.00
                  1999                      12,000.00                             10,800.00
                  2000                      14,400.00                             10,800.00



         2.02 Human Resources. The charges incurred by the Parent Corporation or Subsidiary for Human Resources shall be charged to United Trust and EPW Divisions of the Trust Department at the rate of $100.00 per month, per employee.



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



         2.03 Occupancy Costs. The United Trust Division of the Trust Department occupancy costs shall be charged at the rate of $11.00 per year per square foot, which amount shall increase 4% per annum, effective January 1 of each applicable year.

         2.04 Goodwill/Debentures. In determining the Trust Department Net Earnings, the Trust Department will not be charged for the amortization of any goodwill or the payment of any interest on debentures issued in connection with the acquisition of EPW.

         2.05 Formation of New Trust Company. If a separate trust company is organized, the Trust Department Net Earnings shall not be reduced for the interest differential between the costs of funds to capitalize the new trust company and the yield on the same funds earned by the Subsidiary or Parent Corporation. Furthermore, no costs shall be allocated to the new trust company or the existing Trust Department for the non operational expenses of such trust company which shall include the formation and organizational costs of the new trust company.

                         PARAGRAPH 3: CHANGE OF CONTROL

         3.01 EPW Employment Contracts. WAE, JHP, JPW, and EPW hereby amend, modify, and revise the applicable Employment Agreements to provide that if there occurs a "Change of Control" (as defined in the EPW Right of First Refusal Agreement) prior to December 31, 2000, WAE, JHP, and JPW shall be paid their employment bonus which remains unearned in the amounts set forth pursuant to the attached EPW budgeted income statement attached hereto as Exhibit "A". The payment amount shall be limited to the remaining unearned bonus subsequent to the Change in Control. For example, if a change in control occurs on October 31, 1999, payment would be $228,800.00. Payment shall be in cash and shall be simultaneous with the closing of the Change of Control.

         3.02 Modification of WAE and WJC Employment Agreements. The Employment Agreements of WAE and WJC are further modified to provide that in the event of a Change of Control (as defined in the EPW and FSC First Right of Refusal Agreements), the acquirer shall have the option to do the following:

                  (a) Negotiate a new employment contract with each applicable party;

                  (b) Terminate the employee, provided that upon such termination, any and all non-compete provisions shall be null and void; or

                  (c) Terminate the employee and enforce the non-compete provisions in the applicable Employment Agreement, provided a payment of $150,000.00 is made in not more than 12 equal monthly payments.

         3.03 Modification of SSM and COL Employment Agreements. The Employment Agreements of SSM and COL are modified to provide that in the event of a Change of Control (as defined in the FSC First Right of Refusal Agreement), the acquirer shall have the option to do the following:

                  (a) Negotiate a new employment contract with each applicable party; or

                  (b) Terminate the employee, provided that upon such termination, any and all non-compete provisions shall be null and void; or




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




                  (c) Terminate the employee and enforce the non-compete provisions in the applicable Employment Agreement, provided a payment of $50,000.00 is made in not more than 12 equal monthly payments.

         3.04 Bonus Payment. The Employment Agreements executed by EPW, WAE, JPW, and JHP are modified to provide that in the event any bonus is earned by the employees for the year 2000, such bonus shall be paid in cash or in stock of the Parent Corporation (at the most recent ESOP price) at the option of the employee recipient.

         3.05 Non Compete Buyout for WJC. Except in the event of a Change of Control, WJC shall have the right to buy out the last year of his non-compete agreement (January 1, 2001 - December 31, 2001) in exchange for a cash payment of $125,000.

               PARAGRAPH 4: PERFORMANCE AND REVENUE OPTIONS/SHARES

         4.01 Grant of Options/Performance Shares. The following paragraphs of the EPW Stock Option Plan, the FSC Stock Option Plan, and the Amendment are hereby revised and modified:

                  (a) Paragraph 10(A) of the EPW Stock Option Plan is deleted in its entirety and in lieu thereof, the sentence "Options shall not be granted for the calendar years 1995 and 1996" shall be inserted.

                  (b) The introductory clause of Paragraph 10(C) of the EPW Stock Option Plan is deleted and in lieu thereof, the following is inserted, "The aggregate number of Option Shares that can be optioned by all Participants for calendar years 1997-2000 shall be determined in accordance with the following formula:"

                  (c) Paragraph 11(a.) of the FSC Stock Option Plan is deleted in its entirety and in lieu thereof, the following sentence is inserted, "Options shall not be granted for the calendar years 1995 and 1996".

                  (d) Paragraph 11(c.) of the FSC Stock Option Plan is deleted in its entirety and in lieu thereof, the following introductory clause is inserted, "The aggregate number of Option Shares that can be optioned by all Participants for the calendar years 1997-2000 (subject to the priority of the Performance Shares) shall be determined in accordance with the following formula":

                  (e) Paragraph 1 of the Amendment is revised to delete the phrase, "1996 through 1999" and in lieu thereof inserting the phrase, "1997 through 2000". In addition, the last sentence of Paragraph 1 is deleted in it entirety and in lieu thereof, the following sentence is inserted, "No performance shares may be earned for 1995 or 1996."

                  (f) Paragraph 4 of the Amendment is revised by deleting the phrase, "1996 through 1999" and in lieu thereof inserting the phrase, "1997 through 2000".

         The parties recognize that making the above changes shall require additional adjustments to the plans. Accordingly, all of the performance standards and date of issuance of all of the applicable shares shall be pushed back by one year. The parties further acknowledge that it is their intention to simply



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delay by one year all of the performance standards and criteria of the FSC Stock
Option Plan, the EPW Stock Option Plan and the granting of Performance Shares under the Amendment.

         4.02 Vesting. If a Change of Control (as defined in the EPW and FSC First Right of Refusal Agreements) occurs, then all of the shares that could be granted under the EPW and FSC Stock Option Agreements or the Performance Shares shall be vested in accordance with the following chart:


                                            1997       1998         1999       2000         TOTAL
                                            ------    -----       --------   ---------      ------

Budgeted          Earn Out Shares              -0-    5,657        10,800       14,469      30,926
Hypothetical      Earn Out (97 & 98)           -0-    3,000       *25,269 sh.               28,269
Hypothetical      Earn Out (97 & 98)         2,000    8,000       *20,926 sh.               30,926
Hypothetical      Earn Out (97 & 98)           -0-     -0-           -0-      **14,469      14,469

*   Change of Control occurs in 1999
**  Change of Control occurs in 2000

These "Earn Out" Shares are based on the Trust Department Five Year Budget, a copy of which is attached hereto as Exhibit "A".

         4.03 Grant of Revenue Options/Shares. The parties to the Merger Agreement, FSC Stock Option Plan and EPW Stock Option Plan amend and supplement the Merger Agreement, FSC Stock Option Plan and EPW Stock Option Plan to provide that in addition to granting options or Performance Shares (as defined in the Merger Agreement and 4.01 above) based on Trust Department Net Earnings, shares or Options for up to 30,000 shares shall be granted based on the revenues of the Trust Department (hereinafter the "Revenue Options" or "Shares") as follows:

                  (a) Issuance of Shares. The Revenue Options or Shares will be issued by Parent Corporation upon the Trust Department achieving the following revenue goals for any trailing twelve months:

                               Number of Shares                                          Trailing 12 Months
                               ----------------                                          ------------------
                               or Shares for which                                       Revenue
                               -------------------                                       -------
                               Options can be granted
                               ----------------------

                                        3,000                                            $2,100,000.00
                                        6,000                                            $2,400,000.00
                                        9,000                                            $2,700,000.00
                                       12,000                                            $3,000,000.00



                      As used herein the "Trust Department" shall mean the trust business operated by Subsidiary, EPW, and any new trust company that may be formed by Parent Corporation or Subsidiary provided, however, that existing revenues from any newly acquired operating company shall be excluded in determining the Trust Departments revenues.

                  (b) Ratio of Participation. A participant shall participate in the plan and any Performance Shares or Revenue Options issued hereunder shall be in the ratios set forth in Exhibit "B" attached hereto and made part hereof.



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




                  (c) Change of Control. In the event there is a "Change of Control" as defined in the EPW and FSC First Right of Refusal Agreements, then all Revenue Options or Shares to be issued under subparagraph 4.03(a) of this Agreement that have not yet been issued shall be simultaneously issued to the participants. For example, if the trailing twelve months revenues were $2,527,00.00, Revenue Options and Shares for a total of 9,000 shares would have been previously granted (3,000 for achieving the $2,100,000.00 goal and 6,000 for achieving the $2,400,000.00). Upon a closing of a Change of Control transaction, the Revenue Options or Shares for 21,000 unearned Shares shall be simultaneously issued to the participants. In order to qualify for the issuance of the unearned shares under subparagraph 4.03(a), participants must be employed at the time of the Change of Control.

         4.04 Issuance and Delivery of Shares. Revenue Shares or Options, as the case may be, shall be issued and delivered to the participants within 30 days after the end of the month after the applicable goal was achieved. Performance Shares or Options, as the case may be, shall be issued and delivered to the participants in accordance with the original agreements except that the shares or options for the year 2000 shall be escrowed for a period of one year and issued by December 31, 2001, subject to any adjustments as outlined in the original agreements.

                         PARAGRAPH 5: GENERAL PROVISIONS

         5.01 Entire Agreement. This writing contains the entire agreement of the parties with regard to the matters herein described, and no representations or agreements, oral or otherwise, between the parties prior or subsequent to the signing of this Agreement not embodied herein shall be of any force and effect.

         5.02 Interpretation - No Presumption. It is acknowledged by the parties that this Agreement is the result of negotiated suggestions of all parties and, therefore, no presumptions shall arise favoring any party by virtue of the authorship of any of the provisions herein or the modification, addition or deletion of provisions in prior drafts hereof.

         5.03 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.04 Exhibits/Recitals. The "Exhibits" attached hereto or delivered pursuant to this Agreement, together with all documents which are incorporated by reference therein, and the "Recitals" set forth in the beginning of this
Agreement:

               (a)      Form an integral part of this Agreement; and

               (b) Are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.

         5.05 Arbitration. The parties hereto shall meet and attempt to agree on any disputes hereunder, failing same, such disputes shall be determined by arbitration in the following manner:

              (a) Each party shall attempt to agree upon a mutually acceptable arbitrator.

               b) If the parties to the dispute are unable to agree on an arbitrator, each shall appoint an arbitrator, and the two arbitrators so selected shall appoint a third.

               c) The decision of any two of the aforesaid three arbitrators shall be final and binding on all parties.



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




              (d) The parties shall split the cost of arbitration equally.

         5.06 Termination. This Agreement and the Agreements referenced under Recitals A.1-6 and B.1-7 and all modifications made herein shall terminate on the later of December 31, 2001 or when all Revenue and Performance Options/Shares are issued under paragraph 4.


         IN WITNESS WHEREOF, the parties have executed this Modification Agreement this ____ day of ______, 1997.

Witnesses:                                 EICKHOFF, PIEPER, & WILLOUGHBY,INC.,
                                           A FLORIDA CORPORATION


----------------------------------

                                           By:
----------------------------------           ----------------------------------
                                             WILLIAM A. EICKHOFF, as its
                                             Chairman

                                           Attest:
                                                  -----------------------------
                                                              ,as its Secretary

Witnesses:


----------------------------------

                                           ------------------------------(SEAL)
----------------------------------         WILLIAM A. EICKHOFF



Witnesses:


----------------------------------
                                           ------------------------------(SEAL)
                                           JOHN P. WILLOUGHBY
----------------------------------


Witnesses:


----------------------------------

                                           ------------------------------(SEAL)
----------------------------------         JOHN H. PIEPER


Witnesses:


----------------------------------

                                           ------------------------------(SEAL)
----------------------------------         WARD J. CURTIS, JR.



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



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


Witnesses:


----------------------------------

                                           ------------------------------(SEAL)
----------------------------------         CHARLES O. LOWE




Witnesses:


----------------------------------

                                           ------------------------------(SEAL)
----------------------------------         SUSAN S. MITTERMAYR



Witnesses:                                 UNITED BANK AND TRUST COMPANY


----------------------------------
                                       By:
                                           ----------------------------------
                                              HAROLD WINNER, as its President
----------------------------------
                                       Attest:
                                              ---------------------------------
                                                            ,as its Secretary


Witnesses:                                UNITED FINANCIAL HOLDINGS, INC.

----------------------------------
                                       By:
                                          -------------------------------------
                                          NEIL W. SAVAGE, as its President
----------------------------------
                                        Attest:
                                               --------------------------------
                                                            ,as its Secretary



Exhibits

A EPW and United Trust Combined ("Trust Department") Five Year Budgeted Income Statements
B        Revenue and Performance Bonus Share Plan Participation Ratios


                                       -9-